                                 AMETEK, INC.
                  RESTATED INFORMATION BY BUSINESS SEGMENT (a)
                          (QUARTERLY DATA UNAUDITED)
                            (Dollars in thousands)
                                                                EXHIBIT 99 (a) 2
                                                                ----------------

                                                    QUARTER ENDING                                         QUARTER
                               --------------------------------------------------------         YEAR        ENDING
                                3/31/94        6/30/94        9/30/94        12/31/94           1994       3/31/95
                               ---------------------------------------------------------------------------------------
  NET SALES
- -------------------------------
Electro-mechanical                 $82,750        $89,863        $79,570        $88,175       $340,358        $97,490

Precision Instruments               70,363         72,531         71,917         65,827        280,638         71,461

Industrial Materials                38,290         40,316         38,940         36,196        153,742         42,576
                                -----------    -----------    -----------    -----------    -----------    -----------

  Total Consolidated              $191,403       $202,710       $190,427       $190,198       $774,738       $211,527
                                ===========    ===========    ===========    ===========    ===========    ===========


  OPERATING INCOME
- -------------------------------
Electro-mechanical                 $10,174        $12,311        $11,062        $12,656        $46,203        $12,745

Precision Instruments                6,363          7,692          9,318          5,816         29,189          7,716

Industrial Materials                 5,671          6,864          5,699          5,017         23,251          7,764
                                -----------    -----------    -----------    -----------    -----------    -----------
  Total segments                    22,208         26,867         26,079         23,489         98,643         28,225

  Corporate and other               (5,472)        (6,020)        (6,659)        (5,200)       (23,351)        (6,719)
                                -----------    -----------    -----------    -----------    -----------    -----------

   Total Consolidated              $16,736        $20,847        $19,420        $18,289        $75,292        $21,506
                                ===========    ===========    ===========    ===========    ===========    ===========

________________________
(a) Restated for discontinued operations in May, 1995.